Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar Fourth Quarter 2010 Update

Campbell, CA, December 15, 2010 – Akeena Solar, Inc. d/b/a Westinghouse Solar, (NASDAQ:WEST - News), a manufacturer and distributor of solar power systems, today provided a fourth quarter 2010 business update.

On September 10, 2010 Westinghouse Solar announced it would be expanding its distribution business to include sales of its Westinghouse Solar Power Systems directly to dealers in California, and exiting its solar panel installation business.  The company provided guidance on October 28 that it anticipated sequential revenue growth for its distribution business of approximately 40-50% in the fourth quarter of 2010 as compared to the third quarter.

“We are encouraged by the pace of sales in the fourth quarter and we are confident that we will see sequential revenue growth in excess of 50%,” said Barry Cinnamon, CEO of Westinghouse Solar. “Our agreement with Real Goods Solar to become an authorized Westinghouse Solar installer jump-started our California distribution business as they are installing Westinghouse Solar systems in the fourth quarter on projects we transferred to them, and are selling new systems that will be installed in 2011. We continue to add new dealers both within California and in the rest of the country, and our network of installers is now over 130 independent solar dealers extending into 34 states plus Canada.

“So far, we are seeing positive signs that the distribution business should prove to be as scalable as we anticipated when we made the decision to exit the installation business.  We are also continuing discussions with new strategic distribution partners to increase our top line sales, and supplier partners to reduce our costs. We continue to anticipate that our cash operating expenses for continuing operations will be approximately $1.5 – 1.6 million in the fourth quarter. In addition, our efforts to protect our solar panel installation technology are evidenced by the latest patent we received from the U.S. Patent and Trademark Organization,” concluded Cinnamon.

About Akeena Solar, Inc. d/b/a Westinghouse Solar (NASDAQ:WEST - News)

Westinghouse Solar is a manufacturer and distributor of solar power systems. Award winning Westinghouse Solar Power Systems provide a leading combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7801

Safe Harbor
Statements made in this release that are not historical in nature, including those related to future revenue, revenue growth, operating expense rates and cost reductions, and product offerings in future periods, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, development of new products by us or our competitors, the effectiveness, profitability, and marketability of such products, our ability to protect proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, our ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.

Company Contact:
Barry Cinnamon, Chief Executive Officer
Westinghouse Solar
(408) 402-9400
bcinnamon@westinghousesolar.com